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                                                                   EXHIBIT 10.16




                                 PROMISSORY NOTE

               Principal and Interest - Equal Installment Payments
                               Fixed Interest Rate

August 16, 1993                                        San Francisco, California

FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of SANWA BANK CALIFORNIA (the "Bank"), at its San Francisco Office or at such other place or to such other parties as the holder of this Note may from time to time designate in writing, the principal sum of One Million Sixty-One Thousand Six Hundred Sixty-Six & 86/100 Dollars ($1,061,666.86) with interest thereon as set forth below.

Interest shall accrue and principal and interest shall be payable as follows:

1. INTEREST. Interest shall accrue on the outstanding principal balance under this Note at a fixed rate equal to 8.290%. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

2. REPAYMENT. Unless sooner due in accordance with the terms of this Note, the Borrower hereby promises and agrees to pay principal and interest in 83 monthly installments of $16,701.18 per installment, commencing on September 15, 1993 and continuing on the 15th day of each month thereafter.

On August 15, 2000 the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal balance then outstanding, together with all accrued and unpaid interest thereon. If interest is not paid as it becomes due, without waiving any Event of Default occasioned by such non-payment, the Bank may, at its option but without any obligation to do so, add such unpaid interest to principal and it shall thereafter become and be treated as part of the principal and shall thereafter bear like interest.

The acceptance by the holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by the holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by failure to pay the whole of such installment and shall not constitute a waiver of the holder's rights to require full payment when due of all future or succeeding installments. At the Bank's option, any partial payments may first be applied to pay any later fees or other fees then due and unpaid, and then to accrued interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

3. LATE FEE. If any payment of principal or interest, or any portion thereof, under this Note is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.


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4. FIXED RATE PREPAYMENT FEE. The Borrower understands that the Bank expects to incur or has incurred certain financial obligations in order to offer the Borrower a fixed rate on interest under this Term Loan facility and in the event the Borrower makes any prepayment (a "Prepayment") of amounts accruing interest at a fixed rate, the Bank may incur certain costs and expense which are a direct result of such prepayment. Because such expense are difficult to determine at the time of occurrence, this provision sets forth a formula for determining the extent of Bank's damages resulting from any prepayment, which formula is agreed to reasonably approximate the Bank's actual damages as they can best be determined as of the date hereof.

        A. DEFINITIONS. For purposes of this section, the following definitions shall apply:

              (i) AMOUNT PREPAID. Shall mean the dollar amount of each Prepayment.

              (ii) AVERAGE PREPAYMENT TERM ("APT"). Shall mean, as of the date of Prepayment (the "Determination Date"), the dollar amount of each principal repayment remaining to be made (without regard to any previous Prepayment (each a "Scheduled Payment" or "$") times the number of years and/or fraction thereof from the Determination Date until the date each such Scheduled Payment was to be paid ("Y") divided by the total of the Scheduled Payments ("P").

                                       (greek Sigma)($Xy)
                                APT = --------------------
                                               P

              (iii) FUNDING DATE. Shall mean the date on which the amount prepaid was funded by the Bank or the date on which such amount began to accrue interest at the fixed rate, whichever is later.

              (iv) FUNDING INDEX. Shall be the rate determined by the Bank to approximate its cost of funds as of the Funding Date.

              (v) LOST OPPORTUNITY RATE. Shall mean the amount, expressed as an interest rate, by which the Funding Index exceeds the Redeployment Index.

              (vi) REDEPLOYMENT INDEX. Shall mean the rate, determined by the Bank, at which the Bank could issue a certificate of deposit approximately equal in amount to the respective Amount Prepaid for a term approximately equal to the respective Average Prepayment Term adjusted for all applicable assessments and reserve requirements, provided that the Redeployment Index shall not be less than the rate at which U.S. Treasury Notes are offered for purchase at 10:00 a.m., Los Angeles time, as quoted on Telerate, page 5 or such other, similar quotation source as of any relevant Determination Date for a period approximately equal to the Average Prepayment Term.




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        B.    TERMS OF PREPAYMENT.

              (i) The Borrower may make one or more Prepayments at any time provided that the amount of any such Prepayment shall be applied to required (scheduled) payments of principal in the inverse order of maturity under the terms of this Term Loan facility.

              (ii) In the event the Borrower makes a Prepayment, the Borrower shall pay within ten (10) days after written notice as to the amount thereof and as compensation for the damages the Bank is reasonably expected to incur, a prepayment fee (the "Prepayment Fee") equal to (a) the Amount Prepaid times (b) the Lost Opportunity Rate times (c) the Average Prepayment Term.

              (iii) In the event any index or rate described herein cannot be determined on any Determination Date, the Bank shall make a good faith estimate of such index or rate which estimate shall be binding upon the parties. Absent manifest error, all calculations made by the Bank as to any index, rate or time period described herein or the amount of any Prepayment Fee shall be conclusive and binding upon all parties.

5. REIMBURSEMENT OF FIXED RATE COSTS. The Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the fixed rate of interest of this Note.

6. TERMS AND CONDITIONS INCORPORATED BY REFERENCE. This Note shall be subject to all the terms and conditions set forth in the following described credit agreement between the Bank and the Borrower (the "Prior Agreement"): That certain Line of Credit Agreement dated September 8, 1992. The Borrower hereby re-confirms all representations and warranties and re-affirms all covenants and agreements set forth in the Prior Agreement as if such representations, warranties, covenants and agreements were set forth in and made a part of this Note. To the extent the Borrower has granted the Bank a security interest in any collateral to secure the obligations under the Prior Agreement (whether such grant is contained in the Prior Agreement or in a separate document), the Borrower hereby grants to the Bank a security interest in such collateral to additionally secure all of the obligations of the Borrower to the Bank pursuant to this Note.

7. EVENTS OF DEFAULT. Any one or more of the following described events shall constitute an Event of Default under this Note:

        A. The Borrower shall fail to pay any amount under this Note when due.




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        B. There shall occur a default under any other indebtedness owed by the
        Borrower (or any one or more of them) to the Bank or under any agreement securing, guarantying or relating to such other indebtedness or the indebtedness evidenced by this Note.

        C. Any representation or warranty made by the Borrower under or in connection with this Note or any financial statement given by the Borrower or any guarantor of this Note shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

        D. The Borrower or any guarantor of this Note shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; or (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses.

        E. Any guaranty of this Note shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die.

        F. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted, or any Borrower who is a natural person shall die.

Upon the occurrence of any Event of Default described above, the holder of this Note, at its election, may declare the entire balance of principal and interest thereon immediately due and payable, together with all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred in connection with the protection of, or realization on, the security for this Note. Interest thereafter on the unpaid principal balance, accrued interest and costs incurred shall be payable at a rate which is 3% per annum in excess of the rate otherwise charged according to the terms of this Note.

8. ASSUMPTION. This Note is not assumable without the express prior written consent of the holder.

9. ATTORNEYS' FEES. In the event that an action is institute to enforce or collect this Note, or any portion hereof, or attorneys are engaged in connection with the protection of or realization on any security for this Note, the Borrower promises to pay all costs in connection therewith, including but not limited to reasonable attorneys' fees, court costs and such other sums as the court, may establish.

10.     DISPUTE RESOLUTION.




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        A. DISPUTES. It is understood and agreed that, upon the request of any party to this Note, any dispute, claim or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with : (i) this Note, or any related agreements, documents or instruments, (ii) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contract or agreements of any kind, (iii) any incidents, omissions, acts, practices, or occurrences causing injury to any party whereby another party or its agents, employees or representatives may be liable, in whole or in part, or (iv) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by the Judicial Arbitration & Mediation Services, inc. ("JAMS") as follows:

        B. STEP I - MEDIATION. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of JAMS for mediation, which is an informal, non-binding conference or conferences between the parties in which a retired judge or justice from the JAMS panel will seek to guide the parties to a resolution of the case.

        C. STEP II - ARBITRATION (CONTRACTS NOT SECURED BY REAL PROPERTY). Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then (subject to the restriction at the end of this subparagraph) all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California (or such other city as may be agreed upon by the parties) and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of JAMS and judgment upon any award rendered by the arbitrator may be entered by any State of Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. This subparagraph shall apply only if, at the time of the submission of the matter to JAMS, the dispute or issues involved do not arise out of any transaction which is secured by real property collateral of, if so secured, all parties consent to such submission.

        As soon as practicable after selection of the arbitrator, the arbitrator, or the arbitrator's designated representative, shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within 10 days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.




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        D. STEP II - TRIAL BY COURT REFERENCE (CONTRACTS SECURED BY REAL
        PROPERTY). If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration, as provided in the above subparagraph, and has not been resolved by Step I mediation, then any remaining dispute, claim or controversy shall be submitted for determination by a trial on order of Reference conducted by a retired judge or justice from the panel of JAMS appointed pursuant to the provisions of Section 638(1) of the California Code of Civil Procedure, or any amendment, addition or successor section thereto, to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If the parties are unable to agree upon a member of the JAMS panel to act as referee, then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend any cause of action which is the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

        E. PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of, or the exercise of any rights under any portion of this Dispute Resolution provision, shall limit the right of any party to exercise self help remedies such as set off, foreclosure against any real or personal property collateral, or the obtaining of provisions or ancillary remedies, such as injunctive relief or the appointment of a receiver, from any court having jurisdiction before, during or after the pendency of any arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration.

11. WAIVER. The liability of the undersigned is joint and several. The makers, endorses and/or guarantors hereof do hereby severally waive presentment, demand, protest and notice of protest, dishonor and nonpayment. Such parties expressly consent to the extension of time for the performance of any obligation hereunder and the release of any party liable for the obligation. The release of any party liable hereon shall not operate to release any other party liable hereon.

12. LOAN FEES. Loan fee in the amount of $2,654.17 shall be collected upon the execution of this Promissory Note.

13. SEVERABILITY. Every provision hereof is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.




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14. JURISDICTION. This Note is made in the State of California, and it is mutually agreed that California law shall apply to the interpretation of the terms and conditions of this Note.

15. ENTIRE AGREEMENT. This Note and all documents, instrument and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Note or in such documents, instruments and agreements are superseded hereby.



                                   BORROWER:

                                   MOTOR CARGO



                                   BY: /s/
                                      ------------------------------------------
                                       Lynn H. Wheeler, Vice President - Finance

                                   Address:

                                   P.O. Box 2351
                                   Salt Lake City, UT  94110



                                 DO NOT DESTROY